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                                    Exhibit 3


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DURBAN ROODEPOORT DEEP, LIMITED
(Incorporated in the Republic of South Africa)
Registration No. 1895/000926/06
ARBN 086 277616
JSE trading symbol : DUR
ISIN Code : ZAE 000015079
ISSUER CODE : DUSM
NASDAQ trading symbol : DROOY
("DRD")

ABRIDGED REPORT AND NOTICE OF ANNUAL GENERAL MEETING

1.       ABRIDGED REPORT TO SHAREHOLDERS FOR THE YEAR ENDED 30 JUNE 2003

         Further to the reviewed preliminary results published on 24 July 2003 relating to the financial year ended 30 June 2003, shareholders are advised that the annual report will be posted to shareholders on or about 30 September 2003 and contains no modifications to such abridged results in this report.

         The financial statements below are prepared on the historical cost basis and in accordance with South African Statements of Generally Accepted Accounting Practice (SA GAAP). The accounting policies are, in all material respects, consistent with the annual financial statements for the year ended 30 June 2002 except for the adoption of AC133 - Financial instruments: Recognition and Measurement.

         KPMG's unmodified audit report on the annual SA GAAP financial statements contained in this announcement of annual results is available for inspection at the company's registered office.


         GROUP INCOME STATEMENTS

INCOME STATEMENTS FOR THE YEAR ENDING:                JUNE 2003                                JUNE 2002
                                                       (R 000)                                   R 000
                                                 ---------------                           ----------------
(Audited)
Revenue                                               2,408,598                                 2,638,994
Cost of sales                                        (2,316,688)                               (2,360,853)
                                                 --------------                            --------------
Operating profit                                         91,910                                   278,141
Profit/(loss)on financial Instruments                   370,199                                  (836,996)
Profit on sale of subsidiary                             89,333                                         -
Asset impairment and diminution in                     (133,001)                                  (21,996)
investments
Administration and general costs                        (61,087)                                 (142,883)
                                                 --------------                            --------------
Profit/(loss) from operations                           357,354                                  (723,684)
Investment Income                                        99,998                                    55,664
Finance costs                                           (39,498)                                  (24,209)
Loss from associate                                     (43,674)                                        -
                                                 --------------                            --------------
Profit/(loss)before taxation                            374,180                                  (692,229)
Taxation (charge)/benefit                                (3,275)                                  181,695

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

Profit/(loss) after taxation                            370,905                                  (510,534)
                                                 ==============                            ==============
Basic profit/(loss)per ordinary
share (cents)                                               202                                      (316)
Headline profit/(loss)per ordinary share
(cents)                                                     217                                      (315)
Calculated on the weighted average
ordinary shares in issue                            183,300,665                               167,307,436
Diluted basic profit/(loss)per
ordinary share (cents)                                      198                                      (305)
Diluted headline profit/(loss) per
ordinary share (cents)                                      211                                      (304)
Calculated on the weighted average diluted
ordinary shares in issue                            201,071,734                               167,307,436

RECONCILIATION OF HEADLINE PROFIT/(LOSS)
Profit/(loss) per income statement                      370,905                                  (510,534)
Less:  Profit of sale of  subsidiary                    (89,333)                                        -
         Profit on sale of
         investments                                     (1,376)                                  (17,448)
         Profit on sale of mining                       (15,663)                                   (3,360)
Add:     Impairment of assets and
investments                                             133,001                                    21,996
Headline profit/(loss)                                  397,534                                  (509,346)
                                                 ==============                            ==============


CHANGES IN SHAREHOLDERS' INTEREST ABRIDGED
(Audited)
Shareholders' interest at the beginning of
the year                                                438,022                                   439,361
Change in accounting policy - option of AC
133                                                    (581,979)
Share capital issued: for cash                           68,027                                    45,558
- for staff options exercised
  and expenses                                           1,8690                                    57,012
- for equity portion of convertible
  note and expenses                                     155,023                                         -
Movement in retained income                             370,905                                  (510,534)
Translation differences                                 (12,622)                                    6,625
                                                   ------------                               -----------
Shareholders' interest at the end of the year           456,066                                   438,022
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RECONCILIATION BETWEEN ABRIDGED FINANCIAL RESULTS
AND PRELIMINARY RESULTS PUBLISHED 24 JULY 2003.
Profit after taxation per preliminary results                          369,282
Adjusted for:

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-        Impairment of assets                                          (35,503)
-        Deferred tax adjustments                                       58,096
-        Depreciation adjustment                                        (2,712)
-        Fair value adjustment on financial derivatives                (13,581)
-        Foreign currency movements                                     (2,054)
-        Loss from associate                                            (2,623)
                                                                     ---------
Profit after taxation per abridged results                             370,905
                                                                     =========
Basic profit per ordinary share per                                        202
 preliminary results                                                         -
Impact of adjustments on profit Basic profit per ordinary
share per abridged results                                                 202
Headline profit per ordinary share per preliminary results                 199
Impact of adjustments on headline profit                                    18
Headline profit per ordinary share per abridged results                    217


GROUP BALANCE SHEETS AS AT:  (Audited)                JUNE 2003                                 JUNE 2002
                                                       (R 000)                                   (R 000)
                                                      ---------                                 ----------
Employment of Capital

Mining assets                                           578,528                                   771,885
Non-current investments and other assets                205,838                                   144,318
Non-current receivable                                    5,277                                         -
Deferred mining and income taxes                        414,295                                   238,258
Derivative financial assets                              49,025                                         -
Current assets                                          563,748                                   460,637
                                                     ----------                                ----------
Inventories                                              59,100                                    86,661
Trade and other receivables                             172,551                                   126,644
Taxation                                                    277                                         -
Cash and equivalents                                    331,820                                   247,332
-                                                  ------------                              ------------
Total assets                                          1,816,711                                 1,615,098
                                                     ==========                                ==========
Capital Employed

Shareholders' equity                                    456,066                                   438,022
Borrowings                                              387,478                                   263,071
Deferred mining and income taxes                              -                                    69,964
Derivative financial liability                          244,423                                         -
Provision for environmental rehabilitation              183,965                                   193,376
Current liabilities                                     544,779                                   650,665
                                                   ------------                              ------------

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

Trade and other payables                                373,234                                   475,586
Current portion of borrowings                           142,435                                   165,561
Taxation                                                      -                                     4,002
Bank overdraft                                           29,110                                     5,516
                                                   ------------                              ------------
Total equity and liabilities                          1,816,711                                 1,615,098
                                                     ==========                                ==========
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         Note: The change in borrowings  compared the preliminary  results dated 24 July 2003 is due to  re-classification  of long and short-term portion of borrowings.


GROUP CASH FLOW STATEMENTS FOR THE YEAR               JUNE 2003                                 JUNE 2003
ENDING:  (Audited)                                    (R 000)                                    (R 000)
                                                      ---------                                 ----------
Net cash outflow from operating activities             (391,378)                                 (612,180)
Net cash (outflow)/inflow from investing
activities                                              (78,051)                                   46,173
Net cash inflow from financing activities               530,323                                   694,371
                                                     ----------                               -----------
Net increase in cash & equivalents                       60,894                                   128,364
Opening cash and equivalents                            241,816                                   113,452
                                                   ------------                              ------------
Closing cash and equivalents                            302,710                                   241,816
                                                     ==========                               ===========




2.       NOTICE OF ANNUAL GENERAL MEETING

         Notice is hereby given that the annual general meeting of DRD shareholders will be held at 45 Empire Road, Parktown, Johannesburg on 28 November 2003 at 09:00 to transact business as set out in the notice of annual general meeting forming part of the annual report.

30 September 2003
Johannesburg


Sponsor
Standard Corporate and Merchant Bank
(A division of The Standard Bank of South Africa Limited)
(Registration number 1962/000738/06)